Exhibit (a)(1)(ix)

AMENDED NOTICE OF GUARANTEED DELIVERY

to

Tender Shares of Common Stock

of

SMITH & WESSON HOLDING CORPORATION

Pursuant to its Offer to Purchase dated June 17, 2013, as supplemented on July 10, 2013

THE OFFER, PRORATION PERIOD, AND WITHDRAWAL RIGHTS HAVE BEEN EXTENDED AND WILL NOW EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THE EVENING OF TUESDAY, JULY 23, 2013, UNLESS THE OFFER IS FURTHER EXTENDED OR WITHDRAWN (SUCH DATE, AS IT MAY BE FURTHER EXTENDED, THE “EXPIRATION TIME”).

As set forth in Section 3 of the Offer to Purchase (as defined below), this Amended Notice of Guaranteed Delivery must be used to accept the Offer (as defined below), if (1) certificates representing shares of common stock, par value $0.001 per share (the “Shares”), of Smith & Wesson Holding Corporation, a Nevada corporation (“S&W”), which include the associated rights to purchase Series A Junior Participating Preferred Stock of S&W, par value $0.001 per share, issued pursuant to the Rights Agreement, dated August 25, 2005, between S&W and Interwest Transfer Company, Inc., as Rights Agent, are not immediately available or cannot be delivered to Interwest Transfer Company, Inc. (the “Depositary”) prior to the Expiration Time (or the procedures for book-entry transfer described in the Offer to Purchase, dated June 17, 2013 (the “Original Offer to Purchase”), as supplemented by the Supplement to the Offer to Purchase, dated July 10, 2013 (together with the Original Offer to Purchase, the “Offer to Purchase”), and the related Amended Letter of Transmittal (which together, as they may be further amended or supplemented from time to time, constitute the “Offer”) cannot be completed on a timely basis), or (2) time will not permit all required documents, including a properly completed and duly executed Amended Letter of Transmittal, to reach the Depositary prior to the Expiration Time.

This Amended Notice of Guaranteed Delivery, signed and properly completed, may be transmitted by facsimile or delivered by mail or overnight delivery to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

INTERWEST TRANSFER COMPANY, INC.

By Overnight Delivery or By Hand Delivery: Interwest Transfer Company, Inc. 1981 Murray Holladay Road, Suite 100 Salt Lake City, UT 84117	By Mail: Interwest Transfer Company, Inc. P.O. Box 17136 Salt Lake City, UT 84117

By Facsimile Transmission:

For Eligible Institutions only:

(801) 277-3147

Confirm Facsimile Receipt by Telephone:

(801) 272-9294

DELIVERY OF THIS AMENDED NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

For this Amended Notice of Guaranteed Delivery to be validly delivered, it must be received by the Depositary at one of the above addresses, or by facsimile transmission, prior to the Expiration Time. Deliveries to S&W, Cowen and Company, LLC, the Dealer Manager for the Offer, or Innisfree M&A Incorporated, the Information Agent for the Offer, will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to the Depository Trust Company will not constitute valid delivery to the Depositary.

This Amended Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on an Amended Letter of Transmittal is required to be guaranteed by a bank, broker, dealer, credit union, savings association, or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program, the Stock Exchanges Medallion Program, or an “eligible guarantor institution,” as the term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended (each of the foregoing constituting an “Eligible Institution”) under the instructions in the Amended Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Amended Letter of Transmittal.

The Eligible Institution that completes this Amended Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver the Amended Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to S&W, at a purchase price of $11.00 per Share, net to the seller in cash, without interest, but subject to applicable withholding taxes, on the terms and subject to the conditions set forth in the Offer to Purchase and the Amended Letter of Transmittal, receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. All capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.

Number of Shares to be tendered:              Shares. Unless otherwise indicated, it will be assumed that all Shares are to be tendered.

CONDITIONAL TENDER

(See Section 6 of the Offer to Purchase and the Box Entitled “CONDITIONAL TENDER” in the Amended Letter of Transmittal)

A tendering stockholder may condition his, her, or its tender of Shares upon S&W purchasing all or a specified minimum number of the Shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares you indicate below is purchased by S&W pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. It is the tendering stockholder’s responsibility to calculate the minimum number of Shares that must be purchased from the stockholder for the stockholder to qualify for sale or exchange (rather than distribution) treatment for U.S. federal income tax purposes. Stockholders are urged to consult with their own tax advisors before completing this section. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any stockholder tendering Shares. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased from me, if any are purchased from me, is: Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, S&W may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Shares and checked the following box:

☐	The tendered Shares represent all Shares held by the undersigned.

Certificate Nos. (if available):

Name(s) of Record Holder(s):
(Please Type or Print)

Address(es):

Zip Code:

Daytime Area Code and Telephone Number:

Signature(s):

Dated:

If Shares will be tendered by book-entry transfer, check this box ☐ and provide the following information:

Name of Tendering Institution:

Account Number of the Depositary’s account with The Depository Trust

Company:

THE GUARANTEE SET FORTH ON THE REVERSE SIDE MUST BE COMPLETED.

GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program, the Stock Exchanges Medallion Program, or an “eligible guarantor institution,” as the term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees that (1) the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) such tender of Shares complies with Rule 14e-4 under the Exchange Act, and (3) it will deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company, in any such case, together with a properly completed and duly executed Amended Letter of Transmittal, or a manually signed facsimile of the Amended Letter of Transmittal, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any required signature guarantees and other documents required by the Amended Letter of Transmittal, within three business days (as defined in the Offer to Purchase) after the date of receipt by the Depositary of this Amended Notice of Guaranteed Delivery.

The Eligible Institution that completes this Amended Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver the Amended Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm:

Authorized Signature:

Name:
(Please Type or Print)

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated:

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS AMENDED NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR AMENDED LETTER OF TRANSMITTAL.

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